EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-1 (File Nos. 333-221468, 333-214310, 333-214198, 333-208638, 333-225675, 333-231888, and 333-238132), Form S-3 (File Nos. 333-218514, 333-244362, and 333-252309) and Forms S-8 (File Nos. 333-221469, 333-195255, 333-164398, and 333-233460) of Cellectar Biosciences, Inc. and Subsidiary of our report dated March 2, 2021, relating to the consolidated financial statements which appears in this annual report on Form 10-K for the years ended December 31, 2020 and 2019.

/s/ BAKER TILLY US, LLP (formerly known as BAKER TILLY VIRCHOW KRAUSE, LLP

Madison, Wisconsin
March 2, 2021